UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 26, 2015

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

On January 26, 2015, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three and twelve months ended December 31, 2014. A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per common share. Management has included in the Financial Results News Release information relating to the return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per common share for the three and twelve months ended December 31, 2014 and 2013. For purposes of calculating the return on average tangible equity, a non-GAAP financial measure, net income for each period is divided by average tangible equity during the period. Average tangible equity equals average shareholders' equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating the return on average tangible assets, a non-GAAP financial measure, net income for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible equity to tangible assets, a non-GAAP financial measure, tangible equity is divided by tangible assets. Tangible equity equals shareholders' equity less goodwill and intangible assets, in each case at period end. Tangible assets equals total assets less goodwill and intangible assets, in each case at period end. For the purpose of calculating tangible book value per common share, a non-GAAP financial measure, tangible equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park's operating performance and ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park's peer financial holding companies and bank holding companies, while eliminating certain non-operational effects of acquisitions. In the Financial Results News Release, Park has provided a reconciliation of average tangible equity to average shareholders' equity, average tangible assets to average assets, tangible equity to shareholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per common share are substitutes for return on average equity, return on average assets, shareholders' equity to total assets and book value per common share, respectively, as determined by GAAP.

Item 5.02 - Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Notification of Retirement from Board of Directors upon Expiration of Current Term
On January 22, 2015, William T. McConnell, who currently serves in the class of directors of Park whose terms expire at the 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”), notified Park that he had decided to retire and not stand for re-election to the Board of Directors of Park. Mr. McConnell’s term as a director of Park will expire immediately prior to the 2015 Annual Meeting, which will be held on April 27, 2015. In addition, Mr. McConnell will retire as a director of Park’s national banking association subsidiary, The Park National Bank (“Park National Bank”), effective April 27, 2015.
Mr. McConnell has served as a director of Park since 1986 and as a member of the Board of Directors of Park National Bank since 1977, a span of nearly five decades. Mr. McConnell is an original member of the Park Board of Directors. Mr. McConnell served on various committees and in various leadership roles of Park and Park National Bank during his 50+ year career.
In recognition of his many years of dedicated service and commitment to Park and its subsidiaries -- in particular, Park National Bank -- as well as the judgment, wisdom and perspective he has provided, the respective Boards of Directors of Park and Park National Bank intend to name Mr. McConnell as Director Emeritus on April 27, 2015 following the expiration of his term as a director of each of Park and Park National Bank. Mr. McConnell will also be recognized at the 2015 Annual Meeting for his many significant contributions to the Park organization.
Election of New Director
On January 26, 2015, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors of Park elected James R. DeRoberts to fill the vacancy in the class of directors whose terms are to expire at the 2017 Annual Meeting of Shareholders. Mr. DeRoberts’ election will be effective February 16, 2015. On January 27, 2015, the Board of Directors of Park National Bank also elected Mr. DeRoberts as a director, effective February 16, 2015. Mr. DeRoberts is a partner at Gardiner Allen DeRoberts Insurance located in Columbus, Ohio.
The Park Board of Directors has affirmatively determined that Mr. DeRoberts meets the applicable standards for an “independent director” under Section 803A of the NYSE MKT LLC (“NYSE MKT”) Company Guide and that he does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Park. In making these determinations, the Park Board of Directors considered the fact that Mr. DeRoberts’ firm has provided insurance and risk management consulting services to Park and its subsidiaries in an amount not exceeding $200,000 in each of Park’s last three full fiscal years -- $163,687 in the fiscal year ended December 31, 2014 -- and continues to do so. In addition, Mr. DeRoberts’ father (a) owns a 7% Subordinated Note due April 20, 2022 in the original principal amount of $250,000 issued by Park on April 20, 2012 and (b) owned (until it was repaid by Park on December 24, 2014) a 10% Subordinated Note due December 23, 2019 in the original principal amount of $300,000 issued by Park on December 23, 2009.
On January 26, 2015, the Park Board of Directors also appointed Mr. DeRoberts to serve on the Investment Committee and the Risk Committee of the Board, effective upon his becoming a director of Park.
As a non-employee director, Mr. DeRoberts will receive compensation in the same manner as Park’s other non-employee directors, which compensation Park previously disclosed in its definitive proxy statement for the 2014 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on February 28, 2014.

Item 7.01 - Regulation FD Disclosure

Financial Results by segment
The table below reflects the net income (loss) by segment for each quarter of 2014 and for the fiscal years ended December 31, 2014, 2013, and 2012. Park's segments include The Park National Bank ("PNB"), Guardian Financial Services Company (“GFSC”), SE Property Holdings, LLC ("SEPH") and "All Other" which primarily consists of Park as the "Parent Company."

Net income (loss) by segment
(In thousands)	Q4 2014	Q3 2014	Q2 2014	Q1 2014	2014	2013	2012
PNB	$22,007	$19,237	$22,189	$19,607	$83,040	$75,594	$87,106
GFSC	(323)	416	478	604	1,175	2,888	3,550
Parent Company	(1,523)	(1,378)	(1,245)	(904)	(5,050)	(1,397)	195
Ongoing operations	$20,161	$18,275	$21,422	$19,307	$79,165	$77,085	$90,851
SEPH	4,180	28	405	312	4,925	142	(12,221)
Total Park	$24,341	$18,303	$21,827	$19,619	$84,090	$77,227	$78,630
Preferred dividends and accretion	—	—	—	—	—	—	3,425
Net income available to common shareholders	$24,341	$18,303	$21,827	$19,619	$84,090	$77,227	$75,205

The category “Parent Company” above excludes the results for SEPH, an entity which is winding down commensurate with the disposition of its problem assets. Management considers the “Ongoing operations” results, which excludes the results of SEPH, to be reflective of the business of Park and its subsidiaries on a going forward basis. The discussion below provides some additional information regarding the segments that make up the “Ongoing operations”, followed by additional information regarding SEPH.

The Park National Bank (PNB)

The table below reflects PNB's net income for each quarter of 2014 and for the fiscal years ended December 31, 2014, 2013 and 2012.

(In thousands)	Q4 2014	Q3 2014	Q2 2014	Q1 2014	2014	2013	2012
Net interest income	$54,852	$55,400	$55,290	$53,099	$218,641	$210,781	$221,758
(Recovery of) Provision for loan losses	(4,553)	6,527	1,683	(140)	3,517	14,039	16,678
Other income	17,532	18,415	18,892	15,703	70,542	70,841	70,739
(Loss)/Gain on sale of investment securities	(1,175)	—	17	—	(1,158)	—	—
Other expense	46,152	40,923	41,979	42,311	171,365	165,665	156,516
Income before income taxes	$29,610	$26,365	$30,537	$26,631	$113,143	$101,918	$119,303
Federal income taxes	7,603	7,128	8,348	7,024	30,103	26,324	32,197
Net income	$22,007	$19,237	$22,189	$19,607	$83,040	$75,594	$87,106

PNB results for the fiscal year ended December 31, 2014 included income and expense related to participations in legacy Vision Bank ("Vision") assets. For the fiscal year ended December 31, 2014, there were net recoveries of $6.2 million ($3.2 million during the fourth quarter), OREO gains of $1.2 million, and expenses of $2.0 million related to participations in legacy Vision assets. For the fiscal year ended December 31, 2013, there were net recoveries of $0.6 million, and expenses of $1.6 million related to participations in legacy Vision assets.

The table below provides certain balance sheet information and financial ratios for PNB as of and for the fiscal years ended December 31, 2014 and December 31, 2013.

(In thousands)	December 31, 2014	December 31, 2013	% change from 12/31/13
Loans	$4,781,761	$4,559,406	4.88%
Allowance for loan losses	52,000	56,888	(8.59)%
Net loans	4,729,761	4,502,518	5.05%
Investment securities	1,498,444	1,421,937	5.38%
Total assets	6,912,443	6,524,098	5.95%
Average assets	6,792,672	6,576,420	3.29%
Return on average assets	1.22%	1.15%	6.09%

Loans outstanding at December 31, 2014 of $4.78 billion represented an increase of $222 million, or 4.88%, compared to the loans outstanding of $4.56 billion at December 31, 2013. The $222 million increase in loans experienced at PNB in 2014 was related to growth in PNB's retained residential mortgage loan portfolio of approximately $48 million, in the consumer loan portfolio of approximately $167 million, and in the commercial loan portfolio of approximately $7 million.

PNB's allowance for loan losses decreased by $4.9 million, or 8.59%, to $52.0 million at December 31, 2014, compared to $56.9 million at December 31, 2013. Net charge-offs were $8.4 million, or charge-offs of 0.18% of total average loans, for the fiscal year ended December 31, 2014. Refer to the “Credit Metrics and (Recovery of) Provision for Loan Losses” section for additional information regarding the credit metrics of PNB's loan portfolio.

Guardian Financial Services Company (GFSC)

The table below reflects GFSC's net income (loss) for each quarter of 2014 and for the fiscal years ended December 31, 2014, 2013, and 2012.

(In thousands)	Q4 2014	Q3 2014	Q2 2014	Q1 2014	2014	2013	2012
Net interest income	$1,778	$1,838	$1,863	$1,978	$7,457	$8,741	$9,156
Provision for loan losses	530	425	315	274	1,544	1,175	859
Other income (loss)	(2)	—	—	1	(1)	11	—
Other expense	1,742	774	812	775	4,103	3,133	2,835
Income (loss) before income taxes	$(496)	$639	$736	$930	$1,809	$4,444	$5,462
Federal income taxes (benefit)	(173)	223	258	326	634	1,556	1,912
Net income (loss)	$(323)	$416	$478	$604	$1,175	$2,888	$3,550

The table below provides certain balance sheet information and financial ratios for GFSC as of and for the fiscal years ended December 31, 2014 and December 31, 2013.

(In thousands)	December 31, 2014	December 31, 2013	% change from 12/31/13
Loans	$40,645	$47,228	(13.94)%
Allowance for loan losses	2,352	2,581	(8.87)%
Net loans	38,293	44,647	(14.23)%
Total assets	40,308	47,115	(14.45)%
Average assets	43,038	49,481	(13.02)%
Return on average assets	2.73%	5.84%	(53.25)%

Park Parent Company

The table below reflects the Park Parent Company net income (loss) for each quarter of 2014 and for the fiscal years ended December 31, 2014, 2013, and 2012.

(In thousands)	Q4 2014	Q3 2014	Q2 2014	Q1 2014	2014	2013	2012
Net interest income (expense)	$(555)	$(561)	$(494)	$(402)	$(2,012)	$2,828	$4,742
Provision for loan losses	—	—	—	—	—	—	—
Other income (loss)	93	89	(114)	107	175	469	233
Other expense	2,043	1,874	1,992	2,091	8,000	7,520	6,585
Loss before income taxes	$(2,505)	$(2,346)	$(2,600)	$(2,386)	$(9,837)	$(4,223)	$(1,610)
Federal income tax benefit	(982)	(968)	(1,355)	(1,482)	(4,787)	(2,826)	(1,805)
Net income (loss)	$(1,523)	$(1,378)	$(1,245)	$(904)	$(5,050)	$(1,397)	$195

The net interest income (expense) for Park's parent company includes interest income on loans to SEPH and on subordinated debt investments in PNB, which are eliminated in the consolidated Park National Corporation totals. Additionally, net interest income (expense) includes interest expense related to the $35.25 million and $30.00 million of subordinated notes issued by Park to accredited investors on December 23, 2009 and April 20, 2012, respectively. Park paid in full the $35.25 million outstanding principal amount of the 10% Subordinated Notes due December 23, 2019, plus accrued interest, on December 24, 2014, the earliest redemption date allowable under the related note purchase agreement dated December 23, 2009.

SEPH

The table below reflects SEPH's net income (loss) for each quarter of 2014 and for the fiscal years ended December 31, 2014, 2013 and 2012. SEPH holds the remaining assets and liabilities of those retained by Vision subsequent to the sale of the Vision business on February 16, 2012. Prior to holding the remaining Vision assets, SEPH held OREO assets that were transferred from Vision to SEPH. This segment represents a run-off portfolio of the legacy Vision assets.

(In thousands)	Q4 2014	Q3 2014	Q2 2014	Q1 2014	2014	2013	2012
Net interest income (expense)	$1,219	$32	$(98)	$(195)	$958	$(1,325)	$(341)
(Recovery of) provision for loan losses	(4,326)	(2,451)	(3,258)	(2,359)	(12,394)	(11,799)	17,882
Other income (loss)	3,386	892	876	837	5,991	1,956	(736)
Gain on sale of Vision business	—	—	—	—	—	—	22,167
Other expense	2,500	3,332	3,413	2,521	11,766	12,211	22,032
Income (loss) before income taxes	$6,431	$43	$623	$480	$7,577	$219	$(18,824)
Federal income taxes (benefit)	2,251	15	218	168	2,652	77	(6,603)
Net income (loss)	$4,180	$28	$405	$312	$4,925	$142	$(12,221)
Net income (loss) excluding gain on sale of Vision business	$4,180	$28	$405	$312	$4,925	$142	$(26,630)

SEPH's financial results for the fiscal year ended December 31, 2014 included net recoveries of $12.4 million. The net recoveries during 2014 consisted of charge-offs of $1.1 million, offset by recoveries of $13.5 million. Other income for the fiscal year ended December 31, 2014 at SEPH of $6.0 million was largely related to net gains on the sale of OREO of $3.3 million, and non yield loan fee income of $1.3 million, offset by OREO devaluations of $831,000. Additionally, other income for the fourth quarter and fiscal year ended December 31, 2014 included a $2.2 million gain on sale of SEPH loans held for sale in the fourth quarter of 2014. SEPH sold $5.8 million of commercial loans which had been moved to held for sale as of September 30, 2014.

On February 16, 2012, when Vision merged with and into SEPH, the loans then held by Vision were transferred to SEPH by operation of law at their fair value and no allowance for loan loss is carried at SEPH. The loans included in both the performing and nonperforming portfolios have been charged down to their fair value. The table below provides additional information for SEPH regarding charge-offs as a percentage of the unpaid principal balance, as of December 31, 2014.

SEPH - Retained Vision Loan Portfolio

(In thousands)	Unpaid Principal Balance	Aggregate Charge-Offs	Net Book Balance	Charge-off Percentage
Nonperforming loans	$43,901	$20,888	$23,013	47.58%
Performing loans - retained by SEPH	1,035	92	943	8.89%
Total SEPH loan exposure	$44,936	$20,980	$23,956	46.69%

The table below provides an overview of SEPH loans and OREO, representing the legacy Vision assets. This information is provided as of December 31, 2014, 2013, and 2012, showing the decline in legacy Vision assets at SEPH over the last two years.

(In thousands)	SEPH 12/31/14	SEPH 12/31/13	SEPH 12/31/12	Change from 12/31/13	Change from 12/31/12
Nonperforming loans	$23,013	$36,108	$55,292	$(13,095)	$(32,279)
OREO	11,918	23,224	21,003	(11,306)	(9,085)
Total nonperforming assets	$34,931	$59,332	$76,295	$(24,401)	$(41,364)
Performing loans	$943	$1,907	$3,886	$(964)	$(2,943)
Total SEPH - Legacy Vision assets	$35,874	$61,239	$80,181	$(25,365)	$(44,307)

In addition to the SEPH assets listed above, PNB participations in legacy Vision assets totaled $11.5 million, $12.3 million and $19.2 million at December 31, 2014, 2013, and 2012, respectively.

Park National Corporation

The table below reflects Park's net income for each quarter of 2014 and for the fiscal years ended December 31, 2014, 2013, and 2012.

(In thousands)	Q4 2014	Q3 2014	Q2 2014	Q1 2014	2014	2013	2012
Net interest income	$57,294	$56,709	$56,561	$54,480	$225,044	$221,025	$235,315
(Recovery of) provision for loan losses	(8,349)	4,501	(1,260)	(2,225)	(7,333)	3,415	35,419
Other income	21,009	19,396	19,654	16,648	76,707	73,277	70,236
Gain/(loss) on sale of investment securities	(1,175)	—	17	—	(1,158)	—	—
Gain on sale of Vision business	—	—	—	—	—	—	22,167
Other expense	52,437	46,903	48,196	47,698	195,234	188,529	187,968
Income before income taxes	$33,040	$24,701	$29,296	$25,655	$112,692	$102,358	$104,331
Federal income taxes	8,699	6,398	7,469	6,036	28,602	25,131	25,701
Net income	$24,341	$18,303	$21,827	$19,619	$84,090	$77,227	$78,630
Net income excluding the gain on sale of Vision business	$24,341	$18,303	$21,827	$19,619	$84,090	$77,227	$64,221

Park’s other income for the fourth quarter of 2014 was $21.0 million, an increase of $2.4 million from the average other income reported in the first three quarters of 2014, which averaged $18.6 million. The $2.4 million increase in other income was primarily due to the $1.9 million net gain on sale of commercial loans held for sale at PNB and SEPH.
Park’s other expense for the fourth quarter of 2014 was $52.4 million, an increase of $4.8 million from the average other expense reported in the first three quarters of 2014, which averaged $47.6 million. The $4.8 million increase in other expense was primarily due to $4.4 million of expense related to a charitable contribution, a third-party vendor contract termination fee and expense associated with the sale of the commercial loans held for sale.

Credit Metrics and (Recovery of) Provision for Loan Losses

Park reported a recovery of loan losses for the fiscal year ended December 31, 2014 of $7.3 million, compared to provisions for loan losses of $3.4 million and $35.4 million for the fiscal years ended December 31, 2013 and 2012, respectively. The table below shows a breakdown of the (recovery of) provision for loan losses by reportable segment.

(In thousands)	Q4 2014	Q3 2014	Q2 2014	Q1 2014	2014	2013	2012
PNB	$(4,553)	$6,527	$1,683	$(140)	$3,517	$14,039	$16,678
GFSC	530	425	315	274	1,544	1,175	859
Park Parent	—	—	—	—	—	—	—
Total Ongoing Operations	$(4,023)	$6,952	$1,998	$134	$5,061	$15,214	$17,537
SEPH	(4,326)	(2,451)	(3,258)	(2,359)	(12,394)	(11,799)	17,882
Total Park	$(8,349)	$4,501	$(1,260)	$(2,225)	$(7,333)	$3,415	$35,419

SEPH had net recoveries of $12.4 million, PNB had net charge-offs of $8.4 million, and GFSC had net charge-offs of $1.8 million for the fiscal year ended December 31, 2014, resulting in net recoveries of $2.2 million for Park. The provision for loan losses for Park's ongoing operations (PNB and GFSC) was $5.1 million for the fiscal year ended December 31, 2014, a $10.1 million decline from the $15.2 million provision for the fiscal year ended December 31, 2013. This decline in the provision for loan losses for Park's ongoing operations was largely due to improvements in credit metrics at PNB, and fewer impaired commercial loans requiring specific reserves at December 31, 2014 compared to December 31, 2013.

The table below provides additional information related to specific reserves and general reserves for Park's ongoing operations as of December 31, 2014, 2013, and 2012.

(In thousands)	12/31/2014	12/31/2013	12/31/2012
Total allowance for loan losses	$54,352	$59,468	$55,537
Specific reserve	3,660	10,451	8,276
General reserve	$50,692	$49,017	$47,261

Total loans	$4,805,725	$4,582,491	$4,391,145
Impaired loans	51,323	77,038	89,365
Performing loans	$4,754,402	$4,505,453	$4,301,780

General reserve as a % of performing loans	1.07%	1.09%	1.10%
Note: The table above includes only those loans at PNB and GFSC, as these are the entities that have an ALLL balance. The table in the "Asset Quality Information" section of the financial information included with the Financial Results News Release, includes all Park loans (including those at SEPH) and thus shows slightly different information.

As the table above shows, specific reserves were $3.7 million at December 31, 2014, a decrease of $6.8 million, compared to $10.5 million at December 31, 2013. The decline in specific reserves was largely related to the second quarter 2014 charge-off of approximately $4.7 million related to one loan relationship, which previously had a specific reserve of $4.8 million associated with it that had been established in the third quarter of 2013, and charge-offs of $1.2 million related to the specific reserves previously established against the loans moved to loans held for sale in the third quarter of 2014 and sold in the fourth quarter of 2014. General reserves for Park’s ongoing operations increased to $50.7 million at December 31, 2014, an increase of $1.7 million, or 3.5%, compared to $49.0 million at December 31, 2013. The general reserve as a percentage of performing loans was 1.07% at December 31, 2014, compared to 1.09% at December 31, 2013. The decrease in general reserve as a percentage of performing loans was primarily due to a fourth quarter of 2014 update of the historical loss factor assumptions in the general reserve calculation, for which assumptions are updated in the fourth quarter each year.
Overall, credit metrics continued to improve at Park. The table below provides additional information regarding the declines in nonaccrual loans as a percentage of period end loans and nonperforming assets as a percentage of period end assets for Park over the last five years.

	Year ended December 31,
	2014	2013	2012	2011	2010
Nonaccrual loans as a percentage of period end loans	2.08%	2.93%	3.49%	4.52%	6.11%

Nonperforming assets as a percentage of period end assets	2.03%	2.87%	3.37%	3.86%	4.59%

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute our business plan successfully and within the expected timeframe; general economic and financial market conditions, and the uneven spread of positive impacts of the recovery on the economy, specifically in the real estate markets and the credit markets, either nationally or in the states in which Park and our subsidiaries do business, may be worse or slower than expected which could adversely impact the demand for loan, deposit and other financial services as well as loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; changes in unemployment; changes in customers', suppliers', and other counterparties' performance and creditworthiness; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes to regulations governing bank capital and liquidity standards as well as by changes in our assets and liabilities; competitive factors among financial services organizations could increase significantly, including product and pricing pressures, changes to third-party relationships and our ability to attract, develop and retain qualified bank professionals; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and our subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act's provisions, the Budget Control Act of 2011, the American Taxpayer Relief Act of 2012 and the Basel III regulatory capital reforms; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of trade, monetary, fiscal and other governmental policies of the United States federal government, including interest rate policies of the Federal Reserve; disruption in the liquidity and other functioning of United States financial markets; the impact on financial markets and the economy of any changes in the credit ratings of the U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S. and European government debt and concerns regarding the creditworthiness of certain sovereign governments, supranationals and financial institutions in Europe; unfavorable resolution of legal proceedings or other claims and regulatory and other governmental examinations or other inquiries; the adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and our subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on January 26, 2015, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park's common shares. The dividend is payable on March 10, 2015 to common shareholders of record as of the close of business on February 20, 2015. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park's Board of Directors is incorporated by reference herein.

Notification of Date of 2015 Annual Meeting
On January 26, 2015, Park’s Board of Directors took action to fix the date of Park’s 2015 Annual Meeting, which will be held on April 27, 2015. The record date for determining the shareholders entitled to receive notice of and vote at the 2015 Annual Meeting was also fixed, on January 26, 2015, by Park’s Board of Directors to be the close of business on February 27, 2015.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1
News Release issued by Park National Corporation on January 26, 2015 addressing financial results for the three months and fiscal year ended December 31, 2014, the notification of retirement from the Board of Directors received from William T. McConnell and the election of a new director.

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signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: January 26, 2015	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated January 26, 2015

Park National Corporation

Exhibit No.	Description
99.1
News Release issued by Park National Corporation on January 26, 2015 addressing financial results for the three months and fiscal year ended December 31, 2014, the notification of retirement from the Board of Directors received from William T. McConnell and the election of a new director.